SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  June 30, 1997



                                  PROCEPT, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                        0-21134                04-2893483
(State or other jurisdiction         (Commission File           (IRS Employer
     of incorporation)                    Number)            Identification No.)



               840 Memorial Drive, Cambridge, Massachusetts 02139
              (Address of principal executive offices and zip code)


                                 (617) 491-1100
              (Registrant's telephone number, including area code)



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Item 5.  Other Events.
         -------------

         Pursuant to a Securities Purchase Agreement dated as of June 30, 1997 (the "Purchase Agreement") among Procept, Inc., a Delaware corporation ("Procept"), The Aries Fund, a Cayman Island trust (the "Trust"), and The Aries Domestic Fund, L.P. a Delaware limited partnership (the "Fund" and, together with the Trust, the "Purchasers"), affiliated investment funds on June 30, 1997, the Purchasers invested an aggregate of $3 million of their respective general funds in exchange for 5,973,334 shares of newly-issued Procept common stock, $0.01 par value per share (the "Common Stock"), $200,000 in principal amount of convertible notes (the "Notes") and Class A and Class B Warrants (the "Warrants") to purchase, at any time prior to June 30, 2002, 2,742,696 and 7,602,132 shares of Common Stock, respectively. The Trust purchased 3,882,667 shares of Common Stock, a $130,000 Note currently convertible into 277,333 shares of Common Stock and Warrants to purchase 6,724,138 additional shares of Common Stock; the Fund purchased 2,090,667 shares of Common Stock, a $70,000 Note currently convertible into 149,333 shares of Common Stock and Warrants to purchase 3,620,690 additional shares of Common Stock. The 5,973,334 shares of Common Stock acquired on June 30, 1997, represent approximately 30% of the outstanding Common Stock of Procept upon issuance of such shares. (Prior to the transactions contemplated by the Purchase Agreement, no single stockholder held 10% or more of the outstanding Common Stock.) The securities purchased are subject to significant anti-dilution adjustments.

         Procept is currently seeking stockholder approval of an amendment to its certificate of incorporation which would create "blank check" preferred stock. If Procept's stockholders approve this amendment, the shares of Common Stock purchased by the Purchasers and issuable on conversion of the Note will be convertible into a newly created class of preferred stock (the "Preferred Stock"). Such Preferred Stock will initially be convertible into Common Stock at a conversion price equal to the price paid by the Purchasers for the shares of Common Stock originally acquired.

         In addition to approval of the "blank check" preferred stock, the Company has agreed to seek all necessary stockholder approvals (the "Stockholder Approvals") in connection with these transactions (including certain approvals which may be required to maintain the Company's listing on the Nasdaq National Market) prior to September 30, 1997. Upon the earlier of such additional stockholder approvals or September 30, 1997:

                  (i) the conversion price of the Preferred Stock will be reduced to a conversion price equal to the lesser of $0.29 or 50% of a formula price based on trading prices at various times (the "New Price");

                  (ii) the Class A Warrants and Class B Warrants will be exchangeable for new warrants for the same aggregate number of shares with an exercise price equal to the New Price;

                  (iii) if the purchased Common Stock has not been exchanged for Preferred Stock, the Company will be obligated to issue to the Purchasers additional shares of Common Stock which result in an effective price per share equal to the New Price.

         The Company's failure to obtain all necessary stockholder approvals by September 30, 1997, would also entitle the Purchasers to a put right with respect to the shares of Common Stock or Preferred Stock, as the case may be, at a price equal to 140% of the original purchase price and will obligate the Company to pay a $500,000 fee to the Purchasers.

         Pursuant the terms of the Purchase Agreement, the Purchasers have a contingent right, exercisable on the earlier of September 30, 1997, or the failure to obtain the Shareholder Approvals, for a period of five years, to designate a majority of the voting members of Procept's Board of Directors. Procept has agreed to use its best efforts, including by the voting of proxies it is entitled to vote, to elect


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such designees. Michael S. Weiss has been elected as a member and as Chairman of the Board of Directors of Procept as a designee of the Purchasers.

         The descriptions of the Purchase Agreement, the Warrants and the Notes contained above do not purport to be complete and are qualified in their entirety by Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 hereto which are incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------

          (c)  Exhibits.

          4.1 Securities Purchase Agreement dated as of June 30, 1997 by and among Procept, Inc., The Aries Fund and The Aries Domestic Fund, L.P. Filed herewith.

          4.2 Class A Warrant to Purchase Common Stock dated June 30, 1997, issued to The Aries Fund. Filed herewith.

          4.3 Class B Warrant to Purchase Common Stock dated June 30, 1997, issued to The Aries Fund. Filed herewith.

          4.4 Class A Warrant to Purchase Common Stock dated June 30, 1997, issued to The Aries Domestic Fund, L.P. Filed herewith.

          4.5 Class B Warrant to Purchase Common Stock dated June 30, 1997, issued to The Aries Domestic Fund, L.P. Filed herewith.

          4.6 $130,000 12% Convertible Note dated June 30, 1997. Filed herewith.

          4.7  $70,000 12% Convertible Note dated June 30, 1997. Filed herewith.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 15, 1997                              PROCEPT, INC.


                                                  By: /s/ Michael J. Higgins
                                                      --------------------------
                                                      Michael J. Higgins
                                                      Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit
   No.            Description
-------           -----------

4.1 Securities Purchase Agreement dated as of June 30, 1997 by and among Procept, Inc., The Aries Fund and The Aries Domestic Fund, L.P. Filed herewith.

4.2 Class A Warrant to Purchase Common Stock dated June 30, 1997, issued to The Aries Fund. Filed herewith.

4.3 Class B Warrant to Purchase Common Stock dated June 30, 1997, issued to The Aries Fund. Filed herewith.

4.4 Class A Warrant to Purchase Common Stock dated June 30, 1997, issued to The Aries Domestic Fund, L.P. Filed herewith.

4.5 Class B Warrant to Purchase Common Stock dated June 30, 1997, issued to The Aries Domestic Fund, L.P. Filed herewith.

4.6 $130,000 12% Convertible Note dated June 30, 1997. Filed herewith.

4.7            $70,000 12% Convertible Note dated June 30, 1997. Filed herewith.